Exhibit 10.56

FORM OF RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 11, 2011 (the “Effective Date”), by and between WebMediaBrands Inc., a Delaware corporation (the “Purchaser”) and [name of individual stockholder] (the “Seller”), an owner of restricted stock of Inside Network, Inc., a California corporation (f/k/a Prophetic Media, LLC, a California limited liability company, the “Company”). The Purchaser and the Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, upon the terms and conditions set forth in (i) this Agreement, (ii) those Restricted Stock Purchase Agreements, in substantially the form of this Agreement, entered into by each of the restricted stockholders of the Company (the “Restricted Stockholders”) and the Purchaser, and (iii) that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) among Justin L. Smith (“Smith”) and Eric Eldon (together with Smith, the “Stockholders”) and the Purchaser, the Seller, the Restricted Stockholders and the Stockholders propose to sell to the Purchaser and the Purchaser proposes to purchase from the Seller, the Restricted Stockholders, and the Stockholders, all of the issued and outstanding shares of capital stock of the Company;

WHEREAS, the Seller owns that number of issued and outstanding restricted shares of capital stock of the Company set forth on Exhibit A, subject to the restrictions (the “Stock Restrictions”) described on Exhibit A and the restrictions included in the Inside Network, Inc. 2010 Equity Incentive Plan and an Inside Network, Inc. Restricted Stock Purchase Agreement (the “Shares”);

WHEREAS, in connection with and upon the acquisition of all of the issued and outstanding shares of capital stock of the Company by the Purchaser, Seller shall become an employee of Purchaser as of the date hereof;

WHEREAS, in consideration for Purchaser’s offer of employment to Seller, and to incentivize Seller to be a productive employee of Purchaser, Purchaser desires to issue, in substitution of a portion of Seller’s outstanding restricted shares of capital stock of the Company (as set forth on Schedule 1), under Purchaser’s 2008 Stock Incentive Plan (the “Plan”) that number of restricted shares of Purchaser’s Common Stock set forth on Exhibit B, subject to the restrictions described on Exhibit B; and

WHEREAS, upon the terms and conditions set forth herein the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller all of the Shares in exchange for the consideration set forth herein.

NOW, THEREFORE, in consideration of the respective covenants, agreements and representations and warranties set forth herein, the Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

1.1   Certain Defined Terms. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Breach” of a representation, warranty, covenant, obligation or other provision means there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision.

“Cash Consideration” shall have the meaning set forth in Section 2.4 of this Agreement.

“Closing Withholdings” shall mean amounts of Taxes required to be paid or withheld by the Company for income or employment Taxes with respect to the vesting of the Seller’s capital stock of the Company prior to the Closing, as well as any amounts of income or employment Taxes required to be withheld by the Company or the Purchaser with respect to the transactions contemplated under this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

“Contract” means any legally binding agreement, written commitment, arrangement, lease, license, understanding or contract.

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien, lease, license, option, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature or similar encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body with applicable jurisdiction.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Knowledge of the Purchaser” or similar terms used in this Agreement means any fact, matter or circumstance of which Alan Meckler, Don O’Neill or Mitch Eisenberg had actual knowledge after due inquiry.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Legal Requirement, Proceeding or Governmental Order and those arising under any Contract, arrangement, commitment or undertaking, and including all costs and expenses relating thereto, including all reasonable fees, disbursements, expenses of legal counsel, experts and consultants.

“Organizational Documents” means with respect to a particular Person, the limited liability company agreement, limited partnership agreement, partnership agreement, certificate of formation, certificate or articles of incorporation, bylaws or any other similar organizational document of such Person.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Authority or any arbitrator or arbitration panel.

“Purchase Price” has the meaning set forth in Section 2.4 of this Agreement.

“Purchaser SEC Documents” means (a) the Purchaser’s Annual Reports on Form 10-K for the 2009 and 2010 fiscal years, (b) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in fiscal year 2009 and 2010, (c) all proxy statements relating to the Purchaser’s meetings of Stockholder (whether annual or special) held since the beginning of the 2009 fiscal year, (d) its Current Reports on Form 8-K filed since the beginning of fiscal year 2009, and (e) all other forms, reports, registration statements, financial statements and other documents filed or submitted by the Purchaser with or to the SEC since the beginning of fiscal year 2009.

“Representative” of a Person means such Person’s members, directors, controlling Persons, officers, employees, agents, partners and advisors (including attorneys, accountants, consultants, bankers, financial advisors and prospective sources of financing for the Transactions), as applicable.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” or “Taxes” means all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including all federal, state, local, municipal, county, foreign and other income, franchise, profits, capital gains, capital stock, capital structure, transfer, gross receipt, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under Code Section 59A), alternative, minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever in the nature of a tax (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any governmental authority (domestic or foreign), and any penalties and interest with respect thereto.

“Tax Return” means any report, return, election, document, estimated tax filing, declaration or other filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes, including any amendments thereto.

“Transactions” means the transactions contemplated by this Agreement.

“WEBM Shares” means the shares of Purchaser’s Common Stock that constitute the Stock Consideration, which shares shall be issued under the Plan.

1.2   Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or the context otherwise requires:

(a)   when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)   whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d)   the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)   the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

(f)   references to a Person are also to its successors and permitted assigns.

ARTICLE II
CLOSING; CONSIDERATION

2.1   Closing. Subject to the terms and conditions of this Agreement, the Seller shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, all right, title and interest in and to the Shares, free and clear of all Encumbrances other than the restrictions set forth on Exhibit A at a closing (the “Closing”) to occur simultaneously with the execution of this Agreement by the parties or on such other date as they agree.

2.2   Seller Closing Deliveries. At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser the following:

(a)   Stock certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers or other instruments of assignment requested by and reasonably satisfactory in form and substance to the Purchaser;

(b)   A certificate of non-foreign status that complies with Treasury Regulation Section 1.1445-2(c)(3); and

(c)   An executed copy of Internal Revenue Service Form W-9 with respect to Seller.

2.3   Purchaser Closing Deliveries. At the Closing, and subject to the terms hereof, the Purchaser shall deliver, or cause to be delivered, to the Seller the Purchase Price.

2.4   Purchase Price. At the Closing, the Purchaser shall pay and issue the following aggregate consideration to the Seller for the Shares: (a) an aggregate cash amount set forth on Schedule 1 (the “Cash Consideration”) as payment for a portion of the Seller’s Shares as set forth on Schedule 1, minus the aggregate amount of the Closing Withholdings (which the Seller hereby acknowledges and agrees shall be withheld by the Purchaser) by wire transfer to the trust account of Jones Day, counsel to the Stockholders and Restricted Stockholders, for the benefit of the Seller (pursuant to this Agreement), and (b) the number of WEBM Shares set forth on Schedule 1, subject in all respects to the terms and conditions of this Agreement, including the terms and conditions of Exhibit B and of the Plan which require, among other things, that such WEBM Shares be placed in escrow (the “Stock Consideration”, and together with the Cash Consideration, the “Purchase Price”) in substitution for a portion of the Seller’s Shares as set forth on Schedule 1.  The Purchase Price, as provided herein, represents full payment for the Seller’s pro rata portion (based on the number of shares held by Seller and all other stockholders of the Company) of the aggregate consideration paid by the Purchaser for all of the issued and outstanding shares of capital stock of the Company; provided, that the Stock Consideration is subject to certain restrictions as set forth herein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF SELLER

Seller hereby represents and warrants to the Purchaser, that the statements contained in this Article III are true, correct and complete as of the date hereof. Notwithstanding anything to the contrary herein, (1) the representations and warranties set forth in this Article III are made for the purpose of allocating contractual risk between the parties hereto and shall not constitute or be deemed to be an admission of fact to any third party concerning any item set forth herein and (2) the use and meaning of the term “material” (and variations thereof) herein may be different from the use and meaning of such term under applicable securities laws.

3.1   Ownership; Title to Shares.

(a)   Seller is the record and beneficial owner of the Shares.  Seller has good and valid title to the Shares to be sold by Seller hereunder, free and clear of all Encumbrances other than Stock Restrictions.  Other than the Shares to be sold hereunder, Seller owns no other debt or equity securities of the Company (including securities exercisable for, or convertible into equity securities of the Company).

(b)   Upon: (i) receipt by Seller of the Cash Consideration (minus the aggregate amount of the Closing Withholdings) and Stock Consideration pursuant to Section 2.4, and (ii) transfer of the Shares owned by Seller to the Purchaser in accordance with the terms of this Agreement, the Purchaser will receive good and valid title to the Shares, free and clear of all Encumbrances other than the Stock Restrictions.

(c)   Other than the Stock Restrictions, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Seller is a party or by which Seller is bound obligating Seller to exchange, transfer, deliver or sell, or cause to be exchanged, transferred, delivered or sold, the Shares or other equity interests of the Company owned by Seller or any security or rights convertible into or exchangeable or exercisable for any Shares or other equity interests. Other than the Stock Restrictions, Seller is not a party to or bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any of the Shares or other equity interests of the Company owned by Seller.

3.2   Due Authorization. The Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Seller and when executed and, assuming due authorization, execution and delivery by each other party hereto, will constitute valid and legally binding obligations of the Seller enforceable in accordance with their respective terms, except as such enforceability may be (a) limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer and other laws affecting creditors’ rights generally, and (b) subject to the rules of law governing specific performance, injunctive relief, or other equitable remedies.

3.3   No Conflict; Third Party Consents. The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, (a) result in a material breach or violation by the Seller of any of the terms, conditions or provisions of any applicable Legal Requirement, Governmental Authorization or Governmental Order, (b) violate or constitute a default under any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which Seller is bound or to which any of the assets of such Seller is subject, or (c) result in the creation of any Encumbrance on Seller’s Shares. The Seller is not required to give any notice to any Person, and no consent, approval or authorization of, or registration or filing with, any Person or Governmental Authority is required in connection with the execution, delivery or performance by the Seller of this Agreement or the consummation of the Transactions.

3.4   Brokers. The Seller has not agreed or become obligated to pay, or has taken any action that could reasonably be expected to result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee, financial advisor’s fees or other similar commission or fee in connection with any of the Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PURCHASER

The Purchaser hereby represents and warrants to Seller, subject to the further exceptions set forth herein and in the Disclosure Schedule, that the statements contained in this Article are true, correct and complete as of the date hereof or, if a representation or warranty is made as of a specified date, as of such date. Notwithstanding anything to the contrary herein, (1) the representations and warranties set forth in this Article are made for the purpose of allocating contractual risk between the parties hereto and shall not constitute or be deemed to be an admission of fact to any third party concerning any item set forth herein and (2) the use and meaning of the term “material” (and variations thereof) herein may be different from the use and meaning of such term under applicable securities laws.

4.1   Due Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is duly authorized to conduct business and is in good standing in each jurisdiction where such authorization is required to conduct its business as presently conducted by it, except where the failure to be so qualified does not materially and adversely affect the Purchaser.

4.2   Due Authorization. The execution and delivery by the Purchaser of this Agreement and the performance of its obligations hereunder and the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. The Purchaser has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been, and assuming due authorization, execution and delivery by the Seller and each other party hereto, will be, duly executed and delivered by the Purchaser and constitute valid and legally binding obligations of the Purchaser enforceable in accordance with its terms, except as such enforceability may be (a) limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer and other laws affecting creditors’ rights generally, and (b) subject to the rules of law governing specific performance, injunctive relief, or other equitable remedies.

4.3   No Conflict; Third Party Consents. The execution and delivery of this Agreement does not, and the consummation of the Transactions will not (a) violate or conflict with the provisions of the Purchaser’s Organizational Documents, or (b) result in a material breach or violation by the Purchaser of any of the terms, conditions or provisions of any applicable Legal Requirement, Governmental Authorization or Governmental Order. The Purchaser is not required to give any notice to any Person, and no consent, approval or authorization of, or registration or filing with, any Person or Governmental Authority is required in connection with the execution, delivery or performance by the Purchaser of this Agreement or the consummation of the Transactions.

4.4   Capitalization.

(a)   The authorized capital stock of the Purchaser consists of 75,000,000 shares of Common Stock, par value $.01 per share (the “Purchaser Common Stock”) and 4,000,000 shares of Preferred Stock, par value $.01 per share (the “Purchaser Preferred Stock”). As of the close of business on May 4, 2011: (i) 38,038,513 shares of Purchaser Common Stock were issued and outstanding (not including the 65,000 shares of Purchaser Common Stock held by the Purchaser in the Purchaser’s treasury) and no shares of Purchaser Preferred Stock were issued and outstanding; (ii) all shares of Purchaser Common Stock issuable upon the exercise of outstanding employee stock options or other rights to purchase or receive Purchaser Common Stock granted under the Purchaser’s Stock Plans (the “Purchaser Stock Plans”) have been reserved for issuance; and (iii) 65,000 shares of Purchaser Common Stock were held by the Purchaser in the Purchaser’s treasury.

(b)   All outstanding shares of capital stock of the Purchaser are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 5.4 and except for changes resulting from the issuance of shares of Purchaser Common Stock pursuant to the Purchaser Stock Plans or as expressly permitted by this Agreement, as of the date hereof (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Purchaser, (B) any securities of the Purchaser or any the Purchaser’s Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of or ownership interests in the Purchaser or any of the Purchaser’s Subsidiaries, (C) any warrants, calls, options or other rights to acquire from the Purchaser or any the Purchaser’s Subsidiaries, and any obligation of the Purchaser or any the Purchaser’s Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for capital stock or voting securities of or other ownership interests in, the Purchaser or any the Purchaser’s Subsidiaries, (ii) there are no outstanding obligations of the Purchaser or any of the Purchaser’s Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, including, without limitation, any offer, issuance or sale in such a manner that would constitute a public offering under the Securities Act and (iii) except as contemplated in this Agreement, the Purchaser is not presently under any obligation, has not agreed or committed, and has not granted rights, to register under the Securities Act or the Exchange Act, or otherwise file any registration statement under any such statute covering, any of its currently outstanding capital stock or other securities or any of its capital stock or other securities that may be subsequently issued.

(c)   Except for a nominating agreement to be entered into on or about the date hereof with Justin L. Smith, neither the Purchaser nor any of the Purchaser’s Subsidiaries is a party to any agreement restricting the purchase or transfer of, relating to the voting of, or granting any preemptive or antidilutive rights with respect to, any securities of the Purchaser or any of the Purchaser’s Subsidiaries that are outstanding as of the date hereof, or that may be subsequently issued upon the conversion or exercise of any instrument or otherwise.

4.5   SEC Filings; Financial Statements. The Purchaser has made available (including via EDGAR) to the Stockholder Representative true and complete copies of the Purchaser SEC Documents filed with the SEC by the Purchaser on or prior to the Effective Date. As of their respective filing dates, (a) the Purchaser SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act and (b) none of the Purchaser SEC Documents contained any untrue statement of a material fact related to the Company, or omitted to state a material fact required to be stated therein or necessary to make the statements made therein related to the Company, in the light of the circumstances under which they were made, not misleading, except to the extent amended or superseded by a subsequently filed Purchaser SEC Document. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Purchaser SEC Document.  Neither the Purchaser nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.  As of the date of this Agreement, there are no outstanding written comments from the SEC with respect to any of the Purchaser SEC Documents.

4.6   Full Disclosure.  This Agreement does not contain any untrue statement of fact or omit to state any fact necessary to make any of the representations, warranties or other statements or information contained herein not misleading in light of the circumstances under which made.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1   Release. In consideration for the Purchase Price, as of and following the Effective Date, Seller knowingly, voluntarily and unconditionally releases, forever discharges, and covenants not to sue the Company (but not the Purchaser or its Affiliates) from or for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that Seller has or may have, now or in the future, arising out of, relating to, or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, matter or cause whatsoever, including without limitation, any claim relating to employment or working as a consultant or independent contractor or being a stockholder, officer, director, supplier or other contractual party with the Company from the beginning of time to the Effective Date.  The Seller also expressly understands and acknowledges that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity, and the Seller explicitly took that into account in giving this release.  The Seller waives any and all rights under Calif. Civil Code § 1542, which provides that:

A general release does not extend to claims which the [Seller] does not know or suspect to exist in his favor at the time of executing that release, which, if known by him, must have materially affected his settlement with the [Company].

5.2   Employee Status. Effective as of the Closing, Seller acknowledges that he or she shall become an employee of the Purchaser, pursuant to Purchaser’s offer of employment letter dated May 6, 2011, and shall no longer be an employee of the Company.

ARTICLE VI
INDEMNIFICATION

6.1   Survival of Representations and Warranties. The representations and warranties of the parties contained in (i)  Section 3.1 (Ownership; Title to Shares), Section 3.2 (Due Authorization), Section 4.1 (Due Organization), Section 4.2 (Due Authorization), and Section 4.4 (Capitalization) shall survive the Closing without limitation (such representations collectively the “Specified Representations”), and (ii) all other representations and warranties of the Parties shall survive through the eighteen (18)-month period following the Closing; provided that any claim made with reasonable specificity by the Person seeking to be indemnified within the time periods set forth in this Section 6.1 shall survive until such claim is finally and fully resolved. All covenants and agreements contained herein shall survive until fully discharged or performed. The representations, warranties, covenants and obligations of the Parties and the rights and remedies that may be exercised by any indemnified party, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any indemnified party or any of their Representatives.

6.2   Indemnification by Seller.  The Purchaser and its Affiliates, Representatives, officers, directors, employees, successors and assigns shall be indemnified for and held harmless by the Seller as to Breaches of representations and warranties identified in subsections (a) through (d) below, in each case against any and all Liabilities, costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and amounts paid in settlement (including any Liability relating to third-party claims), but excluding any incidental, liquidated, special, indirect, punitive or consequential damages or lost profits (unless such damages or lost profits are part of a third party claim) (each a “Loss” and, together, “Losses”), arising from or in connection with:

(a)   the Breach of any representation or warranty made by the Seller in this Agreement, other than a Specified Representation;

(b)   the noncompliance with any Legal Requirements related to fraudulent transfers in respect of the Transactions;

(c)   any act of fraud by the Seller or any Affiliate of the Seller related to this Agreement; or

(d)   the Breach of any representation or warranty made by the Seller under Section 3.1 (Ownership; Title to Shares) or Section 3.2 (Due Authorization) of this Agreement.

6.3   Indemnification by Purchaser. The Seller and its Affiliates, Representatives, officers, directors, employees, successors and assigns shall be indemnified and held harmless by the Purchaser for and against any and all Losses, arising from or in connection with:

(a)   the Breach of any representation or warranty made by the Purchaser contained in this Agreement;

(b)   the Breach of any covenant or agreement made by the Purchaser contained in this Agreement; or

(c)   any act of fraud by the Purchaser or any officer, director, Affiliate or employee of the Purchaser related to this Agreement.

6.4   Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

(a)   the maximum aggregate amount of monetary damages for indemnifiable Losses which may be recovered from an indemnifying party arising out of or resulting from the causes set forth in Section 6.2(a) shall be equal to the sum of the Cash Consideration and the value of the Stock Consideration at the time of such claim for Loss;

(b)   the maximum aggregate amount of monetary damages for indemnifiable Losses which may be recovered from an indemnifying party arising out of or resulting from the causes set forth in Section 6.3(a) shall be equal to the value of the Stock Consideration at the time of such claim for Loss; and

(c)   in connection with (A) a Breach of a Specified Representation, or (B) claims pursuant to Sections 6.2 (b), (c), and (d) or 6.3(b) and (c), the maximum amount of monetary damages for indemnifiable Losses which may be recovered from an indemnifying party arising out of or resulting from the causes set forth in Sections 6.2 or 6.3, respectively, shall not be subject to any limit.

6.5   Remedy for Breach of Specified Representations. Purchaser agrees that its remedy for satisfying claims for indemnifiable Losses under Section 6.2(d) hereunder shall be satisfied, first, by claim against the escrow established pursuant to the terms of the Stock Purchase Agreement and the related Escrow Agreement (as defined in the Stock Purchase Agreement), and only then, by claim against the Seller.

ARTICLE VII
GENERAL PROVISIONS

7.1   Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt between 9:00 am and 5:00 pm local time on a business day, or at 9:00 am local time on the next business day if delivered other than between 9:00 am and 5:00 pm local time on a business day) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.1):

(a)   if to the Purchaser:

WebMediaBrands Inc.
50 Washington Street
South Norwalk, CT 06854
Facsimile: (203) 831-0252
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Facsimile: (919) 781-4865
Attention:  David Wilke

(b)   if to the Seller:

[Seller]
[Address]
[City, State Zip]
Facsimile:
Attention:

with a copy (which shall not constitute notice) to:

Jones Day
1755 Embarcadero Road
Palo Alto, CA 94303
Facsimile: (650) 739-3900
Attention: R. Todd Johnson, Esq.

7.2   Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Legal Requirement or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any of the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Seller and the Purchaser shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

7.3   Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Seller and the Purchaser, with respect to the subject matter hereof and thereof.

7.4   Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Seller and the Purchaser (which consent may be not be unreasonably withheld), as the case may be; provided, however, that, the Purchaser may assign this Agreement without the consent of the Seller to (i) an Affiliate, provided that no such assignment shall relieve the Purchaser of its obligations hereunder, or (ii) the buyer or surviving entity in connection with a merger (or other change of control of the Purchaser) or the sale of all or substantially all of the Purchaser’s assets.

7.5   Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Seller and the Purchaser or (b) by a waiver in accordance with Section 7.6.

7.6   Waiver. Either the Seller or the Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant hereto or (c) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of their rights hereunder shall not constitute a waiver of any of such rights.

7.7   Governing Law. This Agreement shall be solely governed by, and solely construed in accordance with, the laws of the State of New York (without reference to principles of conflicts of laws) and any action brought to enforce any provision of this Agreement shall be commenced and maintained only in a state or federal court located in the Borough of Manhattan, City of New York, State of New York. The Parties agree and consent to the exclusive jurisdiction of such courts and agree not to plead in any action related to this Agreement that such courts are an unfit or inconvenient forum for the resolution of any such action.

7.8   Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions. Each of the Parties hereby (a) certifies that no representative of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.8.

7.9   Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in two or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

7.10   Further Assurances. Each Party shall execute and/or cause to be delivered to each other Party such instruments and other documents, and shall take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

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IN WITNESS WHEREOF, the undersigned have caused this Restricted Stock Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PURCHASER: WebMediaBrands Inc., a Delaware corporation By: ______________________________________ Name: ____________________________________ Tile: _____________________________________
SELLER: _________________________________________

SCHEDULE 1

PURCHASE PRICE

Name of Seller:

Cash Consideration:  $____ for [     ] Shares

Closing Withholdings:  $____

Stock Consideration (subject to restrictions):  [    ] shares of Purchaser in substitution of [   ] Shares

EXHIBIT A

COMPANY SHARES AND RESTRICTIONS

[Additional copies of Exhibit A to be included in Agreement as necessary]

Date of (Grant / Purchase): ______________________________________

Number of Shares: ______________________________________

Vesting Commencement Date: ______________________________________

Vesting Terms:

Other Restrictions:

EXHIBIT B

WEBMEDIABRANDS, INC.
(F/K/A JUPITERMEDIA CORPORATION)
2008 STOCK INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK ISSUANCE

WebMediaBrands, Inc. (the “WEBM”) hereby issues you, ______________ (the “Recipient”), shares of restricted common stock of the Company.  Subject to the provisions of the Terms and Conditions of Restricted Stock Issuance attached hereto as Appendix A and the 2008 Stock Incentive Plan attached hereto as Appendix B, the principal features of this issuance are as follows:

Date of Issuance: ______________________________________

Number of Shares: _____________________________________

Fair Market Value: _____________________________________

Vesting Commencement Date: ____________________________

Vesting Terms:	Except as provided in Appendix A, the shares subject to this issuance shall vest, subject to the Recipient remaining an Employee or Consultant as follows: [describe individual vesting schedule].

IMPORTANT:

Your signature below indicates your agreement and understanding that this issuance is subject to all of the Terms and Conditions of Restricted Stock Issuance contained in Appendix A and the 2008 Stock Incentive Plan, attached in Appendix B.

Dated: _______________, 20__.

Recipient:	WEBMEDIABRANDS, INC.

________________________________	By:

________________________________	Title:
Print Name

APPENDIX A

TERMS AND CONDITIONS OF WEBMEDIABRANDS INC.
 RESTRICTED STOCK ISSUANCE

1.           Definitions.  As used herein, the following definitions will apply:

(a)           “Board” means the Board of Directors of WEBM.

(b)           “Cause” means (i) Recipient commits any act of gross negligence, fraud, dishonesty, or willful violation of any law or material violation of any significant written policy of WEBM that causes material harm to WEBM;  (ii) conviction of the Recipient of (a) a felony or (b) a serious crime involving moral turpitude; (iii) willful or gross failure by Recipient to substantially perform the duties reasonably assigned to Recipient, or any intentional refusal without compelling reason by Recipient to discharge Recipient’s job responsibilities and/or respond to WEBM’s legitimate job-related requests, insofar as such duties, responsibilities and/or requests do not contravene law and are consistent with Recipient’s position(s); (iv) failure to cooperate in an investigation conducted and/or undertaken by WEBM or a governmental agency which has reasonable and legitimate objectives; and (v) any act of intentional conflict of interest by Recipient related to WEBM which results in material economic and/or other material damage to WEBM.

(c)           “Committee” means the Compensation Committee of the Board or other persons appointed by the Board.

(d)           “Common Stock” means the common stock of WEBM.

(e)           “Consultant” means any person, including an advisor, engaged by WEBM or any Parent or Subsidiary to render services to such entity, and any Director of WEBM whether compensated for such services or not.

(f)           “Employee” means any person employed by WEBM or any Parent or Subsidiary of WEBM. The payment of a Director’s fee by WEBM shall not be sufficient to constitute “employment” by WEBM.

(g)           “Good Reason” means the occurrence of any of the following events or conditions:  (i) a material adverse change in, or the assignment to Recipient of any duties or responsibilities which are inconsistent with, Recipient’s status, title, position or responsibilities (including reporting responsibilities) with WEBM; (2) a reduction in Recipient’s salary and/or benefits except to the extent such reduction is comparable to percentage reductions in salary and/or benefits of all other employees of WEBM, or any failure to pay Recipient any compensation or benefits to which Recipient is entitled within five (5) days of the date due; or (iii) WEBM or its successor relocates Recipient’s workplace more than fifty (50) miles from Recipient’s current workplace; or (iv) any material breach by WEBM of any provision of Recipient’s employment agreement with WEBM.

(h)           “Issuance” means the issuance of Restricted Shares pursuant to this Agreement.

(i)            “Restricted Shares” means shares of restricted Common Stock of WEBM issued pursuant to the Plan under this Agreement.

(j)           “WEBM” means WebMediaBrands, Inc., a Delaware corporation.

2.           Issuance.  WEBM hereby issues to the Recipient that number of Restricted Shares set forth in Exhibit B – Notice of Restricted Stock Issuance to which this Appendix A is attached, subject in all respects to the terms and conditions in this Appendix A and the terms, definitions and provisions of the WebMediaBrands Inc. 2008 Stock Incentive Plan (the “Plan”) adopted by WEBM, which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Appendix A.

3.           Restricted Shares Held in Escrow.  Unless and until the Restricted Shares have vested in the manner set forth in Sections 4 or 5 of this Appendix A, such Restricted Shares will be issued in the name of the Recipient and will not be sold, transferred or otherwise disposed of, and will not be pledged or otherwise hypothecated.  WEBM may instruct the transfer agent for its Common Stock to note in its records as to the restrictions on transfer set forth in this Appendix A.  The transfer agent may not remove such restrictions on transfer unless and until such Restricted Shares have vested and all other terms and conditions in this Appendix A have been satisfied.

4.           Vesting Schedule.  Except as provided in Section 5, and subject to Section 6, all Restricted Shares subject to this Appendix A will vest as set forth in Exhibit B –Notice of Restricted Stock Issuance to which this Appendix A is attached.  Vesting will occur only if the Recipient remains an Employee or Consultant through the applicable vesting date.

5.           Accelerated Vesting.

(a)           In the event of a termination of the employment, consultancy or directorship of Recipient as a result of his or her death or disability, all Restricted Shares subject to this Appendix A shall immediately vest.

(b)           The Board or Committee, in its discretion, shall have the right to accelerate the vesting of the balance, or some portion of the balance, of the unvested Restricted Shares at any time. If so accelerated, such Restricted Shares will be considered as having vested as of the date specified by the Board or Committee.

6.           Forfeiture.  Notwithstanding any contrary provision of this Appendix A, the balance of the Restricted Shares that have not vested pursuant to Sections 4 or 5 will thereupon be forfeited and automatically transferred to and reacquired by WEBM at no cost to WEBM upon the date the Recipient ceases to be an Employee or Consultant.  For purposes of this Appendix A, the Recipient’s status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or Committee; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.  For purposes of this Appendix A, a change in status from Employee to Consultant or from Consultant to Employee will not constitute a termination of employment.

7.           Withholding of Taxes.

(a)           Notwithstanding any contrary provision of this Appendix A, no restrictions on the Restricted Shares may be removed from the records of the transfer agent or otherwise unless and until satisfactory arrangements (as determined by the Committee) will have been made by the Recipient with respect to the payment of income and employment taxes in respect of the amount that is considered compensation includable in such person’s gross income, which WEBM determines must be withheld with respect to such Restricted Shares, pursuant to the Code and any applicable state statute or regulation (collectively, “Withholding Taxes”).  Such arrangements may include, without limitation and in the Committee’s sole discretion, an agreement to immediately sell all or a portion of the then-vesting Restricted Shares upon removal of such restrictions and to remit cash proceeds to WEBM from any such sale in an amount sufficient to satisfy Withholding Taxes.

(b)           At the sole and absolute discretion of the Committee, the Recipient may pay all or any part of the total estimated Withholding Taxes arising out of the vesting of Restricted Shares (a “Tax Event”) by tendering previously-vested Restricted Shares to WEBM or arranging for a portion of the then-vesting Restricted Shares to be tendered to WEBM upon the occurrence of such Tax Event, in any event with an aggregate value in an amount sufficient to satisfy Withholding Taxes.  In such event, the Recipient must, however, notify the Committee of his or her desire to satisfy all or any part of Withholding Taxes arising out of a Tax Event by tendering previously-vested Restricted Shares or arranging for then-vesting Restricted Shares to be tendered in each case prior to the date that the amount of federal or state income tax to be withheld is to be determined.  For purposes of this Section, Restricted Shares shall be valued at their Fair Market Value (as such term is defined in the Plan) on the date that the amount of the tax withholdings is to be determined.

(c)           In the event that the Recipient fails to make satisfactory arrangements with respect to the payment of Withholding Taxes pursuant to Section 7(a) above and further fails to make arrangements for the satisfaction of such tax liabilities pursuant to Section 7(b) above, upon written notice by the Committee, the Recipient shall (1) sell all or a portion of the then-vesting Restricted Shares in an amount sufficient to satisfy Withholding Taxes (including any interest or penalties accrued on such taxes as a result of Recipient’s delay in arranging to satisfy such obligations) immediately upon removal of applicable restrictions, and (2) immediately remit such amount to WEBM.

8.           Tax Consequences.  The Recipient has reviewed with the Recipient’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Appendix A.  The Recipient is relying solely on such advisors and not on any statements or representations of WEBM or any of its agents.  The Recipient understands that the Recipient (and not WEBM) shall be responsible for the Recipient’s own tax liability that may arise as a result of the transactions contemplated by this Appendix A.  The Recipient understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price for the Restricted Shares, which shall be $0.00 for the Issuance of shares hereunder, and the Fair Market Value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse.  The Recipient understands that the Recipient may elect to be taxed as ordinary income the difference between the purchase price for the Restricted Shares, which shall be $0.00 for the Issuance of shares hereunder, and the Fair Market Value of the Restricted Shares as of the date hereof, at the time the Restricted Shares are received rather than when the restrictions on the Restricted Shares lapse by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days from the date of issuance.  THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS APPENDIX C HERETO.

THE RECIPIENT ACKNOWLEDGES THAT IT IS THE RECIPIENT’S SOLE RESPONSIBILITY AND NOT WEBM’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) IF RECIPIENT WANTS TO MAKE THAT ELECTION, EVEN IF THE RECIPIENT REQUESTS WEBM OR ITS REPRESENTATIVES, INCLUDING WEBM’S LEGAL COUNSEL, TO MAKE THIS FILING ON THE RECIPIENT’S BEHALF.

9.           Rights as Stockholder.  Neither the Recipient nor any person claiming under or through the Recipient will have any of the rights or privileges of a stockholder of WEBM in respect of any Restricted Shares deliverable hereunder unless and until the Restricted Shares will have been recorded on the records of WEBM or its transfer agents or registrars.

10.           No Effect on Employment.  The Recipient's employment with WEBM is on an at-will basis only.  Accordingly, the terms of the Recipient's employment with WEBM will be determined from time to time by WEBM, and WEBM will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Recipient at any time for any reason whatsoever, with or without good cause.  For the purposes of this Section, employment shall also refer to consultancy or directorships.

11.           Adjustments.   In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off or any other change in the corporate structure or shares of WEBM), the Restricted Shares shall be adjusted or replaced with the number and kind of securities determined on the same basis as for all other issued and outstanding shares of Common Stock.

12.           Issuance is Not Transferable.  This Issuance and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Issuance, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Issuance and the rights and privileges conferred hereby immediately will become null and void.  Restricted Shares that have vested in accordance with Section 4 and/or Section 5 hereof may be transferred in compliance with applicable securities laws.

15.           Interpretation.  Any dispute regarding the interpretation of this Appendix A shall be submitted by Recipient or by WEBM forthwith to WEBM's Board of Directors or the Committee that administers the Plan, which shall timely review such dispute.  Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under the Plan or this Issuance.

17.           Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Appendix A.

18.           2008 Stock Incentive Plan.  Recipient acknowledges receipt of a copy of the Plan and represents that Recipient is familiar with the terms and provisions thereof, and hereby accepts this Issuance subject to all of the terms and provisions thereof.  Recipient has reviewed the Plan and this Issuance in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Issuance and fully understands all provisions of the Issuance.

APPENDIX B

2008 STOCK INCENTIVE PLAN

APPENDIX C

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced statutory provision, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer with respect to the property described below.

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows.

NAME OF TAXPAYER: ________________________________________      SPOUSE: ________________________________

ADDRESS: ____________________________________________________________________________________________

 ___________________________________________________________________________________________

IDENTIFICATION NO. OF TAXPAYER: ___________________________________
IDENTIFICATION NO. OF TAXPAYER SPOUSE: ____________________________
TAXABLE YEAR: ____________________________________________________

2.	The property with respect to which the election is made is described as follows:	shares (the “Shares”) of the Common Stock of WebMediaBrands, Inc. (the “Company”).

3.	The date of transfer was: ____________, 20__.

4.	The property is subject to the following restrictions: The Shares may not be sold, transferred or otherwise disposed of, and will not be pledged or otherwise hypothecated until the Shares have vested.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $_____ per share.

6.	The amount paid for such property was: $0.00 per share.

The undersigned has submitted a copy of this statement to the Company in connection with the undersigned's receipt of above-described property.  The transferee of such property is the person who performed the services in connection with the transfer of such property.

Dated: _____________                                     ___________________________________
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _____________                                     ___________________________________
Spouse of Taxpayer